UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

OBALON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37897	26-1828101
(Commission File Number)	(IRS Employer Identification No.)

5421 Avenida Encinas, Suite F Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(760) 607-5164

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OBLN	The NASDAQ Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 15, 2021, Obalon Therapeutics, Inc. (the “Company”) completed the previously announced merger pursuant to the Agreement and Plan of Merger, dated as of January 19, 2021 (the “Merger Agreement”), by and among the Company, Optimus Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and ReShape Lifesciences Inc. (“ReShape”). Pursuant to the Merger Agreement, Merger Sub merged with and into ReShape, with ReShape surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company will be renamed “ReShape Lifesciences Inc.” and ReShape will be renamed ReShape Weightloss Inc., in each case effective before the open of trading on June 16, 2021.

At the consummation of the Merger, each issued and outstanding share of common stock of ReShape, $0.001 par value per share, and each issued and outstanding share of series B convertible preferred stock of ReShape, $0.001 par value per share, was converted into 0.5637 shares (on a post-Reverse Stock Split basis) of Company common stock, par value $0.001 per share (“Common Stock”), and cash in lieu of fractional shares. In addition, at the consummation of the Merger, the Company assumed the obligations of the series C convertible preferred stock, par value $0.001 per share of ReShape (“ReShape Series C Preferred Stock”), filed a new Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Series C Certificate of Designation”) creating shares of series C convertible preferred stock, $0.001 par value per share of the Company (the “Company Series C Preferred Stock”), and issued shares of Company Series C Preferred Stock in exchange for the shares of ReShape Series C Preferred Stock.

The issuance of Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-4 (File No. 333-254841) filed with the United States Securities and Exchange Commission (the “SEC”) on March 30, 2021, as amended on April 9, 2021, and declared effective on April 13, 2021.

As set forth in the Merger Agreement, it was a condition to the closing of the Merger that The Nasdaq Stock Market approve the initial listing application of the combined company so that the listing on The Nasdaq Capital Market will continue after the Merger. Nasdaq approved the initial listing application on June 14, 2021, which approval was subject to the following conditions. First, the Company must have all financing transactions approved, in advance, by its independent directors, either acting as a group or by a committee comprised of only independent directors (e.g. the audit committee). Second, if the Company is late in filing a required Nasdaq Listing of Additional Shares (LAS) notification form, it will be subject to immediate delisting.

The Merger Agreement contains representations, warranties, covenants and other terms, provisions and conditions that the parties made to each other as of specific dates. The assertions embodied therein were made solely for purposes of the Merger Agreement, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their respective terms. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K (this “Form 8-K”) is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 3.03 Material Modification of Rights of Security Holders.

Reverse Stock Split

On June 15, 2021, the Company effected a 1-for-3 reverse stock split of its Common Stock (the “Reverse Stock Split”). On May 25, 2021, the stockholders of the Company approved the proposal to authorize the Board of Directors of the Company (the “Board”), in its discretion but in no event later than the date of the 2021 annual meeting of stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s Common Stock, at a ratio in the range of 1-for-3 to 1-for-10, such ratio to be determined by the Board and included in a public announcement. The Board approved the Reverse Stock Split at a ratio of 1-for-3 and on June 15, 2021 the Company filed a Certificate of Third Amendment (the “Certificate of Third Amendment”) with the Secretary of State of the State of Delaware to amend the Company’s Restated Certificate of Incorporation, as amended, and effected the Reverse Stock Split on June 15, 2021.

As a result of the Reverse Stock Split, each three shares of Common Stock issued or outstanding or held by the Company as treasury stock will be automatically reclassified into one new share of Common Stock without any action on the part of the holders. Proportionate adjustments will be made to the conversion and exercise prices of the Company’s outstanding equity awards and options. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the number of authorized shares of Common Stock or the par value of the Common Stock. Any fractional shares of Common Stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share and no stockholders will receive cash in lieu of fractional shares.

The Reverse Stock Split is primarily intended to bring the Company into compliance with the minimum bid price requirements for maintaining its listing on The Nasdaq Capital Market in connection with the Merger. Trading of the Company’s Common Stock on The Nasdaq Capital Market will continue on a split-adjusted basis when the markets open on June 16, 2021, under the name ReShape Lifesciences Inc. and trading symbol “RSLS.”

Creation and Issuance of Series C Preferred Stock

On June 15, 2021, the Company filed the Series C Certificate of Designation and issued 95,388 shares of Company Series C Preferred Stock in exchange for all of the outstanding shares of ReShape Series C Preferred Stock in accordance with the terms of the Merger Agreement. The shares of Company Series C Preferred Stock have an aggregate liquidation preference of approximately $26.2 million. The shares of Company Series C Preferred Stock are convertible into a total of 38 shares of Common Stock. In general, the Company Series C Preferred Stock is entitled to receive dividends (on an as-if-converted-to-Common Stock basis) actually paid on shares of Common Stock when, as and if such dividends are paid on shares of Common Stock. No other dividends will be paid on shares of Company Series C Preferred Stock. While the Company Series C Preferred Stock generally does not have voting rights, as long as any shares of Company Series C Preferred Stock remain outstanding, the Company cannot, without the affirmative vote of holders of a majority of the then-outstanding shares of Company Series C Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Company Series C Preferred Stock (including by the designation, authorization, or issuance of any shares of preferred stock that purports to have equal rights with, or be senior in rights or preferences to, the Company Series C Preferred Stock), (b) alter or amend the Series C Certificate of Designation, (c) amend the Company’s certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Company Series C Preferred Stock, (d) increase the number of authorized shares of Company Series C Preferred Stock or (e) enter into any agreement with respect to any of the foregoing. In addition, holders of shares of Company Series C Preferred Stock will be entitled to vote for the election of directors of the Company, voting on an as-converted-to-Common-Stock basis and voting together as a single class with the holders of shares of Common Stock.

The foregoing description of the preferences, rights and limitations of the Company Series C Preferred Stock does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Series C Certificate of Designation, which is filed herewith as Exhibit 3.3 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2021, in connection with the consummation of the Merger and, as required pursuant to, the Merger Agreement, Andrew Rasdal, Kim Kamdar, William Plovanic, Raymond Dittamore, Douglas Fisher, Les Howe and Sharon Stevenson resigned from and ceased serving on the Board and any and all committees thereof.

In connection with the consummation of the Merger and pursuant to the Merger Agreement, on June 15, 2021, the Board elected and designated Dan W. Gladney, Barton P. Bandy, Arda M. Minocherhomjee, Lori C. McDougal and Gary D. Blackford (collectively, the “New Directors”), who were previously members of the ReShape Board of Directors, to serve on the Board effective immediately after the consummation of the Merger. Pursuant to the Merger Agreement and as previously disclosed, the Board elected and designated Dan W. Gladney to serve as the Board’s Chairperson and Gary D. Blackford to serve as the Board’s Lead Director effective as of the consummation of the Merger.

Other than as set forth herein, there are no arrangements or understandings with any of the New Directors or any other person pursuant to which such New Director was selected and none of the New Directors has a direct or indirect material interest in any related party transaction required to be disclosed under Item 404(a) of Regulation S-K.

In connection with their service on the Board, each New Director who is not an employee of the Company or any parent or subsidiary of the Company will be entitled to receive compensation pursuant to the Company’s director compensation program applicable to all of the Company’s non-employee directors.

Following the Merger, the composition of the Board and their respective classes are as follows:

Class I – Term Expiring in 2023	Class II – Term Expiring in 2021	Class III – Term Expiring in 2022
Dan W. Gladney	Gary D. Blackford	Barton P. Bandy
Lori C. McDougal	Arda M. Minocherhomjee

Following the Merger, the composition of the committees of the Board are as follows:

Audit Committee	Compensation Committee	Nominating and Governance Committee
Lori C. McDougal (Chair)	Gary D. Blackford (Chair)	Gary D. Blackford (Chair)
Gary Blackford	Lori C. McDougal	Dan W. Gladney
Arda M. Minocherhomjee	Arda M. Minocherhomjee	Arda M. Minocherhomjee

Also on June 15, 2021, in connection with the consummation of the Merger, Bart Bandy was appointed as President and Chief Executive Officer of the Company and Thomas Stankovich was appointed as Chief Financial Officer and Secretary of the Company. In connection therewith, Andew Rasdal resigned as a director and the President and Chief Executive Officer of the Company and Nooshin Hussainy resigned as Chief Financial Officer and Secretary of the Company.

In connection with the foregoing each of the new directors and officers will enter into the Company’s standard form of indemnification agreement for its directors and officers.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2021, the Company filed (a) the Certificate of Third Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split after the close of trading on June 15, 2021, (b) the Series C Certificate of Designation, and (c) a Certificate of Fourth Amendment (the “Certificate of Fourth Amendment”) with the Secretary of State of the State of Delaware to amend the Company’s Restated Certificate of Incorporation, as amended, to change its corporate name to ReShape Lifesciences Inc. effective after the close of trading on June 15, 2021. The information set forth in Item 3.03 of this Current Report is incorporated by reference herein. The foregoing descriptions of the Certificate of Third Amendment and Certificate of Fourth Amendment are qualified in their entirety by reference to the Certificate of Third Amendment and Certificate of Fourth Amendment, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated January 19, 2021, by and among Obalon Therapeutics, Inc., Optimus Merger Sub, Inc., and ReShape Lifesciences Inc. (incorporated by reference to Exhibit 2.1 to Obalon Therapeutics, Inc.’s Current Report on Form 8-K, filed with the SEC on January 20, 2021).*
3.1	Third Amendment to the Amended and Restated Certificate of Incorporation of the Company.
3.2	Fourth Amendment to the Amended and Restated Certificate of Incorporation of the Company
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBALON THERAPEUTICS, INC.

Date: June 15, 2021	By:	/s/ Barton P. Bandy
Barton P. Bandy
President and Chief Executive Officer